UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Credit Agreement Amendment

Consistent with its previously disclosed intentions, Blockbuster Inc. (“Blockbuster”) has invested significantly in BLOCKBUSTER Total Access™ during the first half of 2007 to capture market share in the overall video rental market and to set the stage for the expected future profitability of its online rental business. Blockbuster intends to continue to focus on subscriber growth but before year-end plans to make modifications to the offering that it believes will strike the appropriate balance between continued subscriber growth and enhanced profitability.

As a result of Blockbuster’s significant investments in its online business and to provide Blockbuster with the necessary flexibility to grow its share of the overall rental market by maximizing the opportunities presented by the growing online rental industry as well as the challenging in-store industry, Blockbuster intends to seek an amendment to the Credit Agreement dated as of August 20, 2004 (as amended and restated, the “Credit Agreement”), among Blockbuster, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for such lenders, in order to facilitate Blockbuster’s continued implementation of its business strategy and to minimize the possibility that Blockbuster will be unable to comply with the Credit Agreement’s Consolidated EBITDA requirements through December 31, 2007 and Fixed Charge Coverage and Leverage Ratio requirements during 2008.

The proposed amendment would, among other things, amend the Consolidated EBITDA requirement such that Blockbuster’s trailing four-quarter Consolidated EBITDA requirement would range from $140 million for the four-quarter period ending July 1, 2007 to $165 million for the four-quarter period ending January 6, 2008. The proposed amendment would also include Consolidated EBITDA requirements ranging from $180 million for the four-quarter period ending April 6, 2008 to $250 million for the four-quarter period ending January 4, 2009. Additionally, the proposed amendment would defer applicability of the Fixed Charge Coverage and Leverage Ratio requirements from fiscal 2008 to fiscal 2009.

Although no assurances can be given, Blockbuster anticipates that the amendment will be consummated in July 2007, subject to market and other customary conditions, including receipt of consents from the required majority of Blockbuster’s lenders under the Credit Agreement.

Netflix Litigation Settlement

On June 25, 2007, Blockbuster and Netflix, Inc. resolved the parties’ pending patent litigation. While the terms of the settlement are confidential, the parties have agreed to secure dismissal of all claims in the litigation. The settlement will have no material effect on Blockbuster’s future financial performance.

Forward-Looking Statements

This Form 8-K includes forward-looking statements related to (i) Blockbuster’s expectations with respect to its ability to capture market share in the overall video rental market and with respect to the expected future profitability of its online rental business, (ii) Blockbuster’s intentions with respect to modifying its BLOCKBUSTER Total Access offering and its related expectations with respect to the impact of those modifications, (iii) Blockbuster’s expectations with respect to obtaining an amendment to its Credit Agreement, including the terms, conditions, timing and results of such amendment, and (iv) Blockbuster’s expectations with respect to the settlement of its pending litigation with Netflix, Inc. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding Blockbuster and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include those listed under the heading “Risk Factors” in Blockbuster’s Form 10-K for the year ended December 31, 2006 and under the heading “Disclosure Regarding Forward-Looking Information” in Blockbuster’s Form 10-Q for the quarter ended April 1, 2007, as well as difficulties and delays associated with Blockbuster’s efforts to obtain, or its inability to consummate, in whole or in part, the amendment to its Credit Agreement or the settlement of its pending litigation with Netflix, Inc. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Form 8-K are made only as of the date hereof and Blockbuster undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: June 27, 2007	By:	/s/ Larry J. Zine

Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer